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                                  EXHIBIT 23.5
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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our report dated August 19, 1996 with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic Inc., and Allied Waste Management, Inc., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997 and July 10, 1997) filed with the Securities and Exchange Commission.



                              /s/ B.J. Klinger & Co., P.C.
                              ---------------------------------
                              B.J. Klinger & Co., P.C.


Great Neck, New York
March 16, 1998